EXHIBIT 10.4

MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

TEXAS

(CME AND PORTFOLIO)

(Revised 9-1-2011)

THIS MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Instrument”) is made to be effective this 5th day of February, 2014, by WATERMARK PARKVIEW OWNER, LLC, a limited liability company organized and existing under the laws of Delaware, whose address is c/o The Freshwater Group, 2020 West Rudasill Road, Tucson, Arizona 85704, as trustor (“Borrower”), to Tamela K. Cooper, as trustee (“Trustee”), for the benefit of CBRE CAPITAL MARKETS, INC., a corporation organized and existing under the laws of the State of Texas, whose address is c/o GEMSA Loan Services, L.P., 929 Gessner, Suite 1700, Houston, Texas 77024, as beneficiary (“Lender”). Borrower’s organizational identification number is 5460721.

RECITAL

Borrower, in consideration of the Indebtedness and the trust created by this Instrument, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in Collin County, State of Texas and described in Exhibit A attached to this Instrument, to have and to hold the Mortgaged Property unto Trustee, Trustee’s successor in trust and Trustee’s assigns forever.

AGREEMENT

TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower’s Multifamily Note payable to Lender, dated as of the date of this Instrument, and maturing on March 1, 2021 (“Maturity Date”), in the principal amount of $20,000,000.00, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Agreement or any other Loan Document.

Borrower warrants and represents that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property (“Schedule of Title Exceptions”). Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

UNIFORM COVENANTS
(CME AND PORTFOLIO)

(Revised 4-25-2013)

Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.
Definitions. The following terms, when used in this Instrument (including when used in the above recitals), will have the following meanings and any capitalized term not specifically defined in this Instrument will have the meaning ascribed to that term in the Loan Agreement:

“Attorneys’ Fees and Costs” means (a) fees and out‑of‑pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (b) costs and fees of expert witnesses, including appraisers; (c) investigatory fees; and (d) the costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Event of Default” means the occurrence of any event described in Section 8.

“Fixtures” means all property owned by Borrower which is attached to the Land or the Improvements so as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property, or over Borrower.

“Ground Lease” means the lease described in the Loan Agreement pursuant to which Borrower leases the Land, as such lease may from time to time be amended, modified, supplemented, renewed and extended.
“Improvements” means the buildings, structures, improvements now constructed or at any time in the future constructed or placed upon the Land, including any future alterations, replacements and additions.

“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 7 to protect the security of this Instrument.

“Land” means the land described in Exhibit A.

“Leasehold Estate” means Borrower’s interest in the Land and any other real property leased by Borrower pursuant to the Ground Lease, if applicable, including all of the following:

(a)	All rights of Borrower to renew or extend the term of the Ground Lease.

(b)	All amounts deposited by Borrower with Ground Lessor under the Ground Lease.

(c)	Borrower’s right or privilege to terminate, cancel, surrender, modify or amend the Ground Lease.

(d)	All other options, privileges and rights granted and demised to Borrower under the Ground Lease and all appurtenances with respect to the Ground Lease.
“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

“Lender” means the entity identified as “Lender” in the first paragraph of this Instrument, or any subsequent holder of the Note.

“Loan Agreement” means the Multifamily Loan and Security Agreement executed by Borrower in favor of Lender and dated as of the date of this Instrument, as such agreement may be amended from time to time.

“Loan Documents” means the Note, this Instrument, the Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements, UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any guarantor or any other Person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

“Loan Servicer” means the entity that from time to time is designated by Lender or its designee to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.

“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(a)	The Land, or, if Borrower’s interest in the Land is pursuant to a Ground Lease, the Ground Lease and the Leasehold Estate.

(b)	The Improvements.

(c)	The Fixtures.

(d)	The Personalty.

(e)
All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

(f)
All proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement.

(g)
All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the

Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

(h)
All contracts, options and other agreements for the sale of the Land, or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

(i)
All proceeds from the conversion, voluntary or involuntary, of any of the items described in subsections (a) through (h) inclusive into cash or liquidated claims, and the right to collect such proceeds.

(j)	All Rents and Leases.

(k)
All earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument.

(l)	All Imposition Reserve Deposits.

(m)	All refunds or rebates of Impositions by Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated).

(n)	All tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits.

(o)	All names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(p)	If required by the terms of Section 4.05 of the Loan Agreement, all rights under the Letter of Credit and the Proceeds, as such Proceeds may increase or decrease from time to time.

(q)	If the Note provides for interest to accrue at an adjustable or variable rate and there is a Cap Agreement, the Cap Collateral.
“Note” means the Multifamily Note (including any Amended and Restated Note, Consolidated, Amended and Restated Note, or Extended and Restated Note) executed by Borrower in favor of Lender and dated as of the date of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended, modified and/or restated from time to time.

“Notice” or “Notices” means all notices, demands and other communication required under the Loan Documents, provided in accordance with the requirements of Section 11.03 of the Loan Agreement.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all of the following:

(a)	Accounts (including deposit accounts) of Borrower related to the Mortgaged Property.

(b)
Equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form) and computer equipment (hardware and software).

(c)
Other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures).

(d)	Any operating agreements relating to the Land or the Improvements.

(e)	Any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

(f)
All other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a Governmental Authority.

(g)	Any rights of Borrower in or under letters of credit.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due, or to become due.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements.

2.	Uniform Commercial Code Security Agreement.

(a)
This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Instrument and to further secure Borrower’s obligations under the Note, this Instrument and other Loan Documents, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Instrument, Borrower grants to Lender a security interest in the UCC Collateral. To the extent necessary under applicable law, Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest.

(b)
Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower will not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)
If an Event of Default has occurred and is continuing, Lender will have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(d)	This Instrument also constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.	Assignment of Rents; Appointment of Receiver; Lender in Possession.

(a)	As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents.

(i)
It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower.

(ii)
Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.

(iii)
For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents will not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents will be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a Lien on Rents in favor of Lender, which Lien will be effective as of the date of this Instrument.

(b)
(i)    Until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Reserve Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Reserve Deposits), tenant improvements and other capital expenditures.

(ii)
So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument.

(iii)
After the occurrence of an Event of Default, and during the continuance of such Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. From and after the occurrence of an Event of Default, and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents will automatically terminate and Lender will without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower will pay to Lender upon demand all Rents to which Lender is entitled.

(iv)
At any time on or after the date of Lender’s demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant will be obligated to inquire further as to the occurrence or continuance of an Event of Default. No tenant will be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender will be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower will not interfere with and will cooperate with Lender’s collection of such Rents.

(c)	If an Event of Default has occurred and is continuing, then Lender will have each of the following rights and may take any of the following actions:

(i)
Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of Repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable.

(ii)
Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Borrower’s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.

(iii)
If Borrower is a housing cooperative corporation or association, Borrower hereby agrees that if a receiver is appointed, the order appointing the receiver may contain a provision requiring the receiver to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Reserve Deposits, it being acknowledged and agreed that the Indebtedness is an obligation of Borrower and must be paid out of maintenance charges payable by Borrower’s tenant shareholders under their proprietary leases or occupancy agreements.

(iv)	Lender or the receiver, as the case may be, will be entitled to receive a reasonable fee for managing the Mortgaged Property.

(v)
Immediately upon appointment of a receiver or immediately upon Lender’s entering upon and taking possession and control of the Mortgaged Property, Borrower will surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and will deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.

(vi)	If Lender takes possession and control of the Mortgaged Property, then Lender may exclude Borrower and its representatives from the Mortgaged Property.

Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 will not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(d)
If Lender enters the Mortgaged Property, Lender will be liable to account only to Borrower and only for those Rents actually received. Except to the extent of Lender’s gross negligence or willful misconduct, Lender will not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(c), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(e)
If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes will become an additional part of the Indebtedness as provided in Section 7.

(f)
Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument will not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.	Assignment of Leases; Leases Affecting the Mortgaged Property.

(a)
As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower’s right, title and interest in, to and under the Leases, including Borrower’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(i)
It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower’s right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.

(ii)	For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases will not be deemed to be a part of the Mortgaged Property.

(iii)
However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases will be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a Lien on the Leases in favor of Lender, which Lien will be effective as of the date of this Instrument.

(b)
Until Lender gives Notice to Borrower of Lender’s exercise of its rights under this Section 4, Borrower will have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, and during the continuance of such Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases will automatically terminate. Borrower will comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits.

(c)
(i)    Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 will not be construed to make Lender a mortgagee-in-possession of the

Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.

(ii)
The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) will not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses.

(iii)
Except to the extent of Lender’s gross negligence or willful misconduct, Lender will not be liable in any way for any injury or damage to person or property sustained by any Person or Persons in or about the Mortgaged Property.

(iv)	Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender will not be obligated for any of the following:

(A)	Lender will not be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease).

(B)	Lender will not be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property.

(C)
Lender will not be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower will constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and will be that of Borrower, prior to such actual entry and taking of possession.

(d)
Upon delivery of Notice by Lender to Borrower of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default, and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately will have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e)	Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect.

(f)	If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this Instrument, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Instrument, Lender consents to the following:

(i)
Borrower may execute leases of apartments for a term in excess of 2 years to a tenant shareholder of Borrower, so long as such leases, including proprietary leases, are and will remain subordinate to the Lien of this Instrument.

(ii)
Borrower may surrender or terminate such leases of apartments where the surrendered or terminated lease is immediately replaced or where Borrower makes its best efforts to secure such immediate replacement by a newly-executed lease of the same apartment to a tenant shareholder of Borrower. However, no consent is given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

5.
Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.
Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument, the Note and all other Loan Documents will remain unchanged.

7.	Protection of Lender’s Security; Instrument Secures Future Advances.

(a)
If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including all of the following:

(i)	Lender may pay Attorneys’ Fees and Costs.

(ii)	Lender may pay fees and out-of-pocket expenses of accountants, inspectors and consultants.

(iii)	Lender may enter upon the Mortgaged Property to make Repairs or secure the Mortgaged Property.

(iv)	Lender may procure the Insurance required by the Loan Agreement.

(v)	Lender may pay any amounts which Borrower has failed to pay under the Loan Agreement.

(vi)	Lender may perform any of Borrower’s obligations under the Loan Agreement.

(vii)	Lender may make advances to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)
Any amounts disbursed by Lender under this Section 7, or under any other provision of this Instrument that treats such disbursement as being made under this Section 7, will be secured by this Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

(c)	Nothing in this Section 7 will require Lender to incur any expense or take any action.

8.	Events of Default. An Event of Default under the Loan Agreement will constitute an Event of Default under this Instrument.

9.
Remedies Cumulative. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument, the Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

10.
Waiver of Statute of Limitations, Offsets, and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of the Lien of this Instrument or to any action brought to enforce any Loan Document. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under this Instrument will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

11.	Waiver of Marshalling.

(a)
Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Property will be subjected to the remedies provided in this Instrument, the Note, the Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies.

(b)
Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

12.	Further Assurances; Lender’s Expenses.

(a)
Borrower will deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents or in connection with Lender’s consent rights under Article VII of the Loan Agreement.

(b)
Borrower acknowledges and agrees that, in connection with each request by Borrower under this Instrument or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees payable in accordance with any request for further assurances or an estoppel certificate pursuant to the Loan Agreement, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Instrument or under any other Loan Document will be deemed a part of the Indebtedness, will be secured by this Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.

13.
Governing Law; Consent to Jurisdiction and Venue. This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, will be governed by the laws of the Property Jurisdiction. Borrower agrees that any controversy arising under or in relation to the Note, this Instrument or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 13 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

14.	Notice. All Notices, demands and other communications under or concerning this Instrument will be governed by the terms set forth in the Loan Agreement.

15.
Successors and Assigns Bound. This Instrument will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Instrument will inure to Lender’s successors and assigns.

16.	Joint and Several Liability. If more than one Person signs this Instrument as Borrower, the obligations of such Persons will be joint and several.

17.	Relationship of Parties; No Third Party Beneficiary.

(a)
The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Instrument will create any other relationship between Lender and Borrower. Nothing contained in this Instrument will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)
No creditor of any party to this Instrument and no other Person will be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

18.	Severability; Amendments.

(a)
The invalidity or unenforceability of any provision of this Instrument will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument.

(b)	This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender’s approval under Article VII of the Loan Agreement, some or all of the modifications to the Loan Documents (if any) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s).

19.	Construction.

(a)
The captions and headings of the Sections of this Instrument are for convenience only and will be disregarded in construing this Instrument. Any reference in this Instrument to a “Section” will, unless otherwise explicitly provided, be construed as referring to a Section of this Instrument.

(b)	Any reference in this Instrument to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time.

(c)	Use of the singular in this Instrument includes the plural and use of the plural includes the singular.

(d)	As used in this Instrument, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.”

(e)	The use of one gender includes the other gender, as the context may require.

(f)
Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document in this Instrument will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Instrument).

(g)	Any reference in this Instrument to any person will be construed to include such person’s successors and assigns.

20.
Subrogation. If, and to the extent that, the proceeds of the loan evidenced by the Note, or subsequent advances under Section 7, are used to pay, satisfy or discharge a Prior Lien, such loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

END OF UNIFORM COVENANTS; STATE-SPECIFIC PROVISIONS FOLLOW

21-30.    Reserved.

31.	Acceleration; Remedies.

(a)
At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Texas law or provided in this Instrument, the Loan Agreement or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing. Lender will be entitled to collect all costs and expenses incurred in pursuing such remedies, including Attorneys’ Fees and Costs, costs of documentary evidence, abstracts and title reports.

(b)
If Lender invokes the power of sale, Lender may, by and through the Trustee, or otherwise, sell or offer for sale the Mortgaged Property in such portions, order and parcels as Lender may determine, with or without having first taken possession of the Mortgaged Property, to the highest bidder for cash at public auction. Such sale will be made at the courthouse door of the county in which all or any part of the Land to be sold is situated (whether the parts or parcel, if any, situated in different counties are contiguous or not, and without the necessity of having any Personalty present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., after advertising the time, place and terms of sale and that portion of the Mortgaged Property to be sold by posting or causing to be posted written or printed notice of sale at least 21 days before the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Land may be situated, and by filing such notice with the County Clerk(s) of the county(s) in which all or a portion of the Land may be situated, which notice may be posted and filed by the Trustee acting, or by any person acting for the Trustee, and Lender has, at least 21 days before the date of the sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the Indebtedness according to Lender’s records by the deposit of such notice, enclosed in a postpaid wrapper, properly addressed to such debtor at debtor’s most recent address as shown by Lender’s records, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed will be prima facie evidence of the fact of service.

(c)
Trustee will deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Mortgaged Property so sold in fee simple with covenants of general warranty. Borrower covenants and agrees to defend generally the purchaser’s title to the Mortgaged Property against all claims and demands. The recitals in Trustee’s deed will be prima facie evidence of the truth of the statements contained in those recitals. Trustee will apply the proceeds of the sale in the following order: (i) to all reasonable costs and expenses of the sale, including reasonable Trustee’s fees not to exceed 5% of the gross sales price, Attorneys’ Fees and Costs and costs of title evidence; (ii) to the Indebtedness in such order as Lender, in Lender’s discretion, directs; and (iii) the excess, if any, to the person or persons legally entitled to the excess.

(d)
If all or any part of the Mortgaged Property is sold pursuant to this Section, Borrower will be divested of any and all interest and claim to the Mortgaged Property, including any interest or claim to all insurance policies, utility deposits, bonds, loan commitments and other intangible property included as a part of the Mortgaged Property. Additionally, after a sale of all or any part of the Land, Improvements, Fixtures and Personalty, Borrower will be considered a tenant at sufferance of the purchaser of the same, and the purchaser will be entitled to immediate possession of such property. If Borrower will fail to vacate the Mortgaged Property immediately, the purchaser may and will have the right, without further notice to Borrower, to go into any justice court in any precinct or county in which the Mortgaged Property is located and file an action in forcible entry and detainer, which action will lie against Borrower or its assigns or legal representatives, as a tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have under this Instrument or otherwise.

(e)
In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Borrower agrees that Lender will be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other persons against whom a recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Borrower, Guarantor, and others against whom recovery of a deficiency is sought. Alternatively, in the event the waiver provided for in this Section is determined by a court of competent jurisdiction to be unenforceable, in any action for a deficiency after a foreclosure under this Instrument, if any person against whom recovery is sought requests the court in which the action is pending to determine the fair market value of the Mortgaged Property, as of the date of the foreclosure sale, the following will be the basis of the court’s determination of fair market value:

(i)
The Mortgaged Property will be valued “as is” and in its condition as of the date of foreclosure, and no assumption of increased value because of post-foreclosure repairs, refurbishment, restorations or improvements will be made.

(ii)	Any adverse effect on the marketability of title because of the foreclosure or because of any other title condition not existing as of the date of this Instrument will be considered.

(iii)
The valuation of the Mortgaged Property will be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash within a 6 month-period after foreclosure.

(iv)
Although the Mortgaged Property may be disposed of more quickly by the foreclosure purchaser, the gross valuation of the Mortgaged Property as of the date of foreclosure will be discounted for a hypothetical reasonable holding period (not to exceed 6 months) at a monthly rate equal to the average monthly interest rate on the Note for the 12 months before the date of foreclosure.

(v)
The gross valuation of the Mortgaged Property as of the date of foreclosure will be further discounted and reduced by reasonable estimated costs of disposition, including brokerage commissions, title policy premiums, environmental assessment and clean-up costs, tax and assessment, prorations, costs to comply with legal requirements and Attorneys’ Fees and Costs.

(vi)
Expert opinion testimony will be considered only from a licensed appraiser certified by the State of Texas and, to the extent permitted under Texas law, a member of the Appraisal Institute, having at least 5 years’ experience in appraising property similar to the Mortgaged Property in the county where the Mortgaged Property is located, and who has conducted and prepared a complete written appraisal of the Mortgaged Property taking into considerations the factors set forth in this Instrument; no expert opinion testimony will be considered without such written appraisal.

(vii)	Evidence of comparable sales will be considered only if also included in the expert opinion testimony and written appraisal referred to in subsection (vi), above.

(viii)
An affidavit executed by Lender to the effect that the foreclosure bid accepted by Trustee was equal to or greater than the value of the Mortgaged Property determined by Lender based upon the factors and methods set forth in subsections (i) through (vii) above before the foreclosure will constitute prima facie evidence that the foreclosure bid was equal to or greater than the fair market value of the Mortgaged Property on the foreclosure date.

(f)	Lender may, at Lender’s option, comply with these provisions in the manner permitted or required by Title 5, Section 51.002 of the Texas Property Code (relating to the sale of real estate) or by Chapter 9 of the Texas Business and Commerce Code (relating to the sale of collateral after default by a debtor), as those titles and chapters now exist or may be amended or succeeded in the future, or by any other present or future articles or enactments relating to same subject. Unless expressly excluded, the Mortgaged Property will include Rents collected before a foreclosure sale, but attributable to the period following the foreclosure sale, and Borrower will pay such Rents to the purchaser at such sale.

(g)	At any such sale, all of the following will be true:

(i)
Whether made under the power contained in this Instrument, Section 51.002 of the Texas Property Code, Chapter 9 of the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it will not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property. Borrower will deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee and the title to and right of possession of any such property will pass to the purchaser as completely as if the property had been actually present and delivered to the purchaser at the sale.

(ii)	Each instrument of conveyance executed by Trustee will contain a general warranty of title, binding upon Borrower.

(iii)
The recitals contained in any instrument of conveyance made by Trustee will conclusively establish the truth and accuracy of the matters recited in the Instrument, including nonpayment of the Indebtedness and the advertisement and conduct of the sale in the manner provided in this Instrument and otherwise by law and the appointment of any successor Trustee.

(iv)	All prerequisites to the validity of the sale will be conclusively presumed to have been satisfied.

(v)
The receipt of Trustee or of such other party or officer making the sale will be sufficient to discharge to the purchaser or purchasers for such purchaser(s)’ purchase money, and no such purchaser or purchasers, or such purchaser(s)’ assigns or personal representatives, will thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication of such purchase money.

(vi)
To the fullest extent permitted by law, Borrower will be completely and irrevocably divested of all of Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale will be a perpetual bar to any claim to all or any part of the property sold, both at law and in equity, against Borrower and against any person claiming by, through or under Borrower.

(vii)	To the extent and under such circumstances as are permitted by law, Lender may be a purchaser at any such sale.

32.	Release. Upon payment of the Indebtedness, Lender will release this Instrument. Borrower will pay Lender’s reasonable costs incurred in releasing this Instrument.

33.	Trustee.

(a)
Trustee may resign by giving of notice of such resignation in writing to Lender. If Trustee will die, resign or become disqualified from acting under this Instrument or will fail or refuse to act in accordance with this Instrument when requested by Lender or if for any reason and without cause Lender will prefer to appoint a substitute trustee to act instead of the original Trustee named in this Instrument or any prior successor or substitute trustee, Lender will have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who will succeed to all the estate, rights, powers and duties of the original Trustee named in this Instrument. Such appointment may be executed by an authorized officer, agent or attorney-in-fact of Lender (whether acting pursuant to a power of attorney or otherwise), and such appointment will be conclusively presumed to be executed with authority and will be valid and sufficient without proof of any action by Lender.

(b)
Any successor Trustee appointed pursuant to this Section will, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of the predecessor Trustee with like effect as if originally named as Trustee in this Instrument; but, nevertheless, upon the written request of Lender or such successor Trustee, the Trustee ceasing to act will execute and deliver an instrument transferring to such successor Trustee, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and will duly assign, transfer and deliver any of the property and monies held by the Trustee ceasing to act to the successor Trustee.

(c)
Trustee may authorize one or more parties to act on Trustee’s behalf to perform the ministerial functions required of Trustee under this Instrument, including the transmittal and posting of any notices.

34.
Vendor’s Lien. To the extent a vendor’s lien is retained in that certain deed conveying the Mortgaged Property to Borrower and dated on or about the date of this Instrument, such vendor’s lien has been assigned to Lender, the Note is primarily secured by said vendor’s lien, and this Instrument is additional security therefore.

35.	No Fiduciary Duty. Lender owes no fiduciary or other special duty to Borrower.

36.	Fixture Filing. This Instrument is also a fixture filing under the Uniform Commercial Code of Texas.

37.
Additional Provisions Regarding Assignment Of Rents. Section 3 will not be construed to require a pro tanto or other reduction of the Indebtedness resulting from the assignment of Rents. If the provisions of Section 3 and the preceding sentence cause the assignment of Rents in Section 3 to be deemed to be an assignment for additional security only, Lender will be entitled to all rights, benefits and remedies attendant to such collateral assignment. The assignment of Rents contained in Section 3 will terminate upon the release of this Instrument.

38.
Loan Charges. Borrower and Lender intend at all times to comply with the laws of the State of Texas governing the maximum rate or amount of interest payable on or in connection with the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount payable under the Note, this Instrument or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if acceleration of the maturity of the Indebtedness, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by any applicable law, then Borrower and Lender expressly intend that all excess amounts collected by Lender will be applied to reduce the unpaid principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, will be refunded to Borrower), and the provisions of the Note, this Instrument and the other Loan Documents immediately will be deemed reformed and the amounts thereafter collectible under the Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents. The right to accelerate the maturity of the Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness will, to the extent permitted by any applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in the Note, this Instrument or any other Loan Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of the Indebtedness, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Indebtedness will not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Instrument or any other Loan Document (such as for the payment of Impositions and similar expenses or costs).

39.
ENTIRE AGREEMENT. THIS INSTRUMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

40.	WAIVER OF TRIAL BY JURY.

(a)
BORROWER AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)
BORROWER AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

41.
Notice of Additional Provisions Regarding Insurance. Any terms to the contrary contained in this Instrument notwithstanding, the following requirements are hereby imposed pursuant to Section 307.052 of the Texas Finance Code:

(a)
BORROWER IS REQUIRED TO: (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN AN AMOUNT EQUAL TO THE INDEBTEDNESS, (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER, AND (iii) NAME THE LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF LOSS.

(b) IF BORROWER FAILS TO COMPLY WITH SUBSECTION (a) ABOVE, LENDER MAY, BUT WILL NOT BE OBLIGATED TO, OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

42.    Attached Riders. The following Riders are attached to this Instrument:

RIDER TO SECURITY INSTRUMENT (CME AND PORTFOLIO) - SENIORS HOUSING - ADDITIONAL MORTGAGED PROPERTY (Revised 1-11-2012)

43.	Attached Exhibits. The following Exhibits, if marked with an “X” in the space provided, are attached to this Instrument:

|X|    Exhibit A    Description of the Land (required)
|X|    Exhibit B    Modifications to Instrument
| |    Exhibit C    Ground Lease Description (if applicable)

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

BORROWER:        WATERMARK PARKVIEW OWNER, LLC,
a Delaware limited liability company

By: /s/ David Barnes
Name: David Barnes
Title: Authorized Signatory

RIDER TO SECURITY INSTRUMENT
(CME AND PORTFOLIO)
SENIORS HOUSING - ADDITIONAL MORTGAGED PROPERTY
(Revised 1-11-2012)
Without duplication of the definition of Mortgaged Property contained in the Instrument that precedes this Exhibit or the inclusions in Mortgaged Property set forth elsewhere in the Instrument, “Mortgaged Property” includes all of the following real and personal property, both tangible and intangible:

(a)
All of Borrower’s present and future right, title and interest in and to all of the following that are used now or in the future in connection with the ownership, management or operation of the Land and/or the Improvements on such Land (“Property”), including without limitation, the Facility: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposals, washers, dryers, and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors, cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment (any of the foregoing that are so attached to the Property as to constitute fixtures under applicable law are referred to below as “Facility Fixtures”).

(b)
All furniture, furnishings, equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) healthcare equipment, recreational equipment, pool equipment, dishes, silverware, glassware, kitchen equipment and other tangible personal property (other than Facility Fixtures) that are used now or in the future in connection with the ownership, management or operation of the Property or are located on the Property, and any operating leases relating to the Property, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Property and all other intangible property and rights relating to the operation of, or used in connection with, the Property, including all governmental permits relating to any activities on the Property (“Facility Personalty”).

(c)
All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Property, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

(d)	All proceeds paid or to be paid by any insurer of the Property, the Facility Fixtures, the Personalty or any other item listed in this Exhibit B.

(e)
All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Exhibit B, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Property, the Facility Fixtures, the Facility Personalty or any other item listed in this Schedule 1 under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

(f)	All contracts, options and other agreements for the sale of the Property, the Facility
Fixtures, the Facility Personalty or any other item listed in this Exhibit B entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations; and all other contracts and agreements pertaining to the ownership, leasing, operation or management of the Property, including without limitation, management and similar agreements, utility contracts and agreements for the provision of goods or services (or payment therefor) at the Facility (whether to Borrower, Operator, or the residents of the Facility), including without limitation Third Party Provider Agreements.

(g)
All present and future leases, subleases, licenses, concessions or grants or other possessory interests, including master leases or operating leases and agreements, now or hereafter in force, whether oral or written, covering or affecting the Property or its operation, or any portion of the Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals; and all occupancy agreements (including both residential and commercial agreements), patient admissions or resident care agreements (“Facility Leases”).

(h)
All earnings, royalties, accounts receivable (including accounts receivable for all rents, revenues and other income of the Property), including parking fees, issues and profits from the Property or its operation, or any other item listed in this Schedule 1, and all undisbursed proceeds of the loan secured by the security interests to which this financing statement relates and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents.

(i)
All refunds or rebates of (a) water and sewer charges, (b) premiums for fire and other hazard insurance, rent loss insurance and any other insurance required by Lender, (c) taxes, assessments, vault rentals, and (d) other charges or expenses required by Lender to protect the Property, to prevent the imposition of liens on the Property, or otherwise to protect Lender’s interests by any municipal, state or federal authority or insurance company; and all refunds of utility deposits.

(j)	All tenant security deposits which have not been forfeited by any tenant under any Lease.

(k)
Subject to the terms of the Instrument, all names under or by which the Property or any part of it may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Property or any part of it.

(l)
All payments received and all rights to receive payments from any source, which payments (or rights thereto) arise from operation of or at the Property, including without limitation, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited or to be deposited by any resident or tenant, payments received and the right to receive payments of second party charges added to base rental income, base and additional meal sales, payments received and the right to receive payments from commercial operations located on the Property or provided as a service to the occupants of the Facility, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from healthcare services, income from laundry service, income from vending machines and income and fees from any and all other services provided to residents of the Property.

(m)	All rights to payments from Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies and rights to payment from private insurers.

(n)	All Licenses, approvals, permits, accreditations, determinations of need, certificates of need, and other certificates.

(o)	All operating contracts, franchises, license agreements, healthcare services contracts, food service contracts and other contracts for services related to the Property.

(p)    All utility deposits.

(q)
All proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds and any supporting obligations of any of the above.

(r)
All interest rate cap agreements, interest rate swap agreements and other interest rate hedging contracts and agreements (collectively, “Cap Agreements”) obtained by Borrower (or obtained by Lender in the name of Borrower) pursuant to (or as permitted by) the Loan Documents or as a condition to Lender’s making the loan that is the subject of the Loan Documents, together with all of the following:

(i)
Any and all moneys (collectively, “Cap Payments”) payable from time to time pursuant to any Cap Agreement by the interest rate cap provider or other counterparty to a Cap Agreement, or any guarantor of the obligations of any such cap provider or counterparty (a “Cap Provider”).

(ii)	All rights of Borrower under any Cap Agreement, and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, now existing or hereafter arising.

(iii)	All rights, liens, and security interests or guarantees now existing or hereafter granted by a Cap Provider or any other person to secure or guaranty payment of any Cap Payment.

(iv)	All documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter created.

(v)	All cash and non-cash proceeds and products of any of the foregoing.

[END OF RIDER]

EXHIBIT A

DESCRIPTION OF THE LAND

Tract 1:

Being a tract of land located in the City of Frisco, Collin County, Texas, part of the William McNeil Survey, Abstract No. 591, and being all of Lot 1, Block A, Parkview Estates, an addition to the City of Frisco according to the plat thereof recorded in Volume 2008, Page 121, Deed Records, Collin County, Texas.

Tract 2:

The right of access, ingress and egress, in common with the Public, over and across the 24 foot wide firelane, access, and utility easement on Lot 2, Block A, Parkview Estates, as shown on plat recorded in Volume 2006, Page 221, Deed Records, Collin County, Texas.

EXHIBIT B

MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:

1. The definition of “Loan Agreement” in Section 1 is deleted and replaced with the following:

“Loan Agreement” means the ~~Multifamily~~ Seniors Housing Loan and Security Agreement executed by Borrower in favor of Lender and dated as of the date of this Instrument, as such agreement may be amended from time to time.